SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Pooled® Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary proxy materials.

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DELAWARE REIT FUND

WE NEED YOUR HELP!

May 7, 2010

Dear Valued Shareholder:

Today the special meeting of shareholders of Delaware REIT Fund (the “Fund”) – your investment – had to be adjourned because not enough shareholders have voted. In order for the Fund to proceed with the proposal on the special shareholder meeting agenda, at least 50% of the outstanding shares must be voted. To date, over 90% of the votes cast have been in favor of the proposal, but without more shareholders participating in the vote, this business of the Fund cannot move forward. If you have not yet cast your vote, please vote today to help us avoid the expense of additional mailings and other solicitation efforts.

Our records indicate that you are a record date shareholder and your vote has not yet been received. If you have not yet voted, please cast a vote FOR, AGAINST or ABSTAIN so that regardless of how you choose to vote on the proposal, your shares will be represented at the adjourned meeting on May 21, 2010.

Enclosed you will find another copy of your proxy ballot(s) which list(s) the proposal to be voted on and the voting options set up to help you conveniently cast your vote. If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation. If you have not yet cast your vote, please do so today. You may feel that you do not own enough shares to make a difference, but the Fund has thousands of other investors just like you. Therefore, every vote registered is extremely important to the outcome.

Sincerely,

Chairman, President and Chief Executive Officer

If you need another copy of the proxy statement or have any proxy-related questions, please call 1-877-864-5057 for assistance. Thank you in advance for your participation.

Delaware Investments, 2005 Market Street	Philadelphia, PA 19103

Delaware Investments, a member of Macquarie Group, refers to Delaware Management Holdings, Inc. and its subsidiaries. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide.

OBO

TheAltmanGroup
Shareholder Services

May 7, 2010

URGENT MATTER

Re: Your Investment With Delaware REIT Fund

Dear Shareholder,

We have attempted to contact you numerous times regarding an important matter pertaining to your investment in Delaware REIT Fund (“Fund”).

Please contact me immediately at 1-866-796-1290 ext. 6683 – Monday through Friday 9 a.m. to 11 p.m. Eastern Time. This matter is very important, but will take only a moment of your time. The Altman Group has been engaged by Delaware Investments on behalf of the Fund to contact you. This is not a scam and no personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

Frederick M. Bonnell
Shareholder Services

TAGID#HERE

The Altman Group, Inc., 60 East 42nd Street, New York, NY 10165